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Exhibit 4.1

SECOND AMENDMENT
TO
SECOND AMENDED AND RESTATED COMBINED CREDIT AGREEMENTS

        THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED COMBINED CREDIT AGREEMENTS, dated as of March 16, 2009 (the "Amendment"), among FOREST OIL CORPORATION, a New York corporation (the "U.S. Borrower"), CANADIAN FOREST OIL LTD. and each other subsidiary of Canadian Forest which becomes a "Borrower" (as defined in the Canadian Credit Agreement) under the Canadian Credit Agreement (the "Canadian Borrowers"), each of the lenders that is a signatory to, or which becomes a signatory to, the U.S. Credit Agreement (together with its successors and assigns, the "U.S. Lenders"), each of the lenders that is a signatory to, or which becomes a signatory to, the Canadian Credit Agreement (together with its successors and assigns, the "Canadian Lenders", and together with the U.S. Lenders, the "Combined Lenders"), JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent and JPMORGAN CHASE BANK, N.A., as Global Administrative Agent (in such capacity, together with its successors in such capacity, the "Global Administrative Agent"), and the other Agents party thereto.

W I T N E S S E T H:

        1.     The U.S. Borrower, Global Administrative Agent, the Co-Global Syndication Agents, the Co-U.S. Documentation Agents, and the U.S. Lenders are parties to that certain Second Amended and Restated Credit Agreement, dated as of June 6, 2007 (the "U.S. Credit Agreement"), pursuant to which the U.S. Lenders agreed to make loans to and extensions of credit on behalf of the U.S. Borrower.

        2.     The Canadian Borrowers, Global Administrative Agent, the Canadian Administrative Agent, the Co-Global Syndication Agents, the Co-Canadian Documentation Agents, and the Canadian Lenders are parties to that certain Second Amended and Restated Credit Agreement, dated as of June 6, 2007 (the "Canadian Credit Agreement", and together with the U.S. Credit Agreement, the "Combined Credit Agreements"), pursuant to which the Canadian Lenders agreed to make loans to and extensions of credit on behalf of the Canadian Borrowers.

        3.     The U.S. Borrower, Canadian Borrowers, Canadian Administrative Agent, Global Administrative Agent and the other Agents party to the Combined Credit Agreements have entered into that certain First Amendment to Second Amended and Restated Combined Credit Agreements, dated as of May 9, 2008 (the "First Amendment"), pursuant to which the parties agreed to certain amendments to the Combined Credit Agreements.

        4.     The parties to the Combined Credit Agreements intend to amend the Combined Credit Agreements as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

        I.     Amendments to U.S. Credit Agreement.

        A.    Section 1.1 of the U.S. Credit Agreement hereby is amended by amending and restating the following definitions of "Alternate Base Rate", "Lantern Sale and Leaseback" and "Total Debt" in their entirety to read as follows:

          " "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. If for any reason the Global Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including, without limitation, the inability or failure of the Global Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

          "Lantern Sale and Leaseback" means the sale by Borrower or one or more of its Restricted Subsidiaries of nine drilling rigs and two work-over rigs or other equipment as well as any and all additional rigs or equipment built or acquired after the effective date of the U.S. Credit Agreement (the "Rigs") to any Person and the subsequent leasing of the Rigs back to the Borrower or one or more of its Restricted Subsidiaries.

          "Total Debt" means all Indebtedness of Borrower and its Restricted Subsidiaries on a consolidated basis described under clauses (a), (b), (d), (e), (f), (g), (h), (i), (k) and (l) of the definition thereof but excluding (i) any attributable Indebtedness amount with the Lantern Sale and Leaseback and (ii) all obligations of such Person with respect to volumetric Production Payments sold by such Person relating to the Permian Basin and Mid-Continent assets of the Borrower and its Restricted Subsidiaries which in the aggregate are in an amount less than U.S.$125,000,000."

        B.    Section 6.1 of the U.S. Credit Agreement hereby is amended and restated in its entirety to read as follows:

          " SECTION 6.1 Ratio of Total Debt to EBITDA. Borrower will not permit its ratio of Total Debt outstanding to EBITDA (calculated for the last four consecutive fiscal quarter period then most recently ended for which financial statements are available) to be greater than 4.50 to 1.0 at any time on or before the last day of the calendar quarter ending December 31, 2010, to be greater than 4.00 to 1.0 at any time on or before the last day of the calendar quarter ending December 31, 2011, and at any time thereafter to be greater than 3.50 to 1.00."

        C.    Section 7.1(a)(viii) of the U.S. Credit Agreement hereby is amended and restated in its entirety to read as follows:

          " (viii) Indebtedness relating to the Lantern Sale and Leaseback not to exceed U.S.$130,000,000 at any time outstanding; and".

        D.    Section 7.1(a) of the U.S. Credit Agreement hereby is amended by (i) deleting the word "and" at the end of Section 7.1(a)(viii), (ii) re-numbering Section 7.1(a)(ix) as Section 7.1(a)(x), and (iii) inserting the following provision as Section 7.1(a)(ix):

          " (viii) Indebtedness relating to volumetric Production Payments sold by the Borrower or any of its Restricted Subsidiaries relating to the Permian Basin and Mid-Continent assets of the Borrower and its Restricted Subsidiaries not to exceed U.S.$125,000,000 at any time outstanding;".

        E.    Section 7.5(g) of the U.S. Credit Agreement hereby is amended and restated in its entirety to read as follows:

          " (g) the sale, transfer or other disposition in one or more transactions of Property constituting either Equity Interests in Restricted Subsidiaries or any Oil and Gas Properties that are given value in the calculation of Present Value or the Global Borrowing Base, as applicable, including, without limitation, the sale of any Production Payments; provided that if the aggregate fair market value of such Oil and Gas Property so sold, transferred or disposed of during the

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  period since the most recent redetermination of the Global Borrowing Base shall exceed 10% of the amount of the then current Global Borrowing Base, then the Global Borrowing Base shall be reduced by an amount equal to value assigned such Oil and Gas Property in the most recently prepared Reserve Reports (or if such no such value was assigned, by an amount to be agreed upon by Borrower and the Global Administrative Agent); and".

        II.    Effectiveness.    This Amendment shall become effective as of March 16, 2009 (the "Effective Date") when the Global Administrative Agent shall have received:

  A.
  Counterparts hereof duly executed by the U.S. Borrower, the Global Administrative Agent, the Canadian Administrative Agent, and the Majority Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party); and

  B.
  Payment of any fees or compensation then due and owing to any Combined Lender pursuant to the terms of the Combined Credit Agreements.

        III.  Reaffirmation of Representations and Warranties.    To induce the Combined Lenders, the Global Administrative Agent and the Canadian Administrative Agent to enter into this Amendment, the U.S. Borrower hereby reaffirms, as of the date hereof, the following:

        A.    The representations and warranties of each Loan Party (as such term is defined in the U.S. Credit Agreement and the Canadian Credit Agreement, collectively, the "Combined Loan Parties") set forth in the Combined Loan Documents to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such earlier date).

        B.    Each of the U.S. Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

        C.    The execution, delivery and performance by U.S. Borrower and the Canadian Borrowers of this Amendment are within U.S. Borrower's and the Canadian Borrowers' corporate powers, and have been duly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by U.S. Borrower and the Canadian Borrowers and, when duly executed and delivered by the other parties hereto, will constitute, a legal, valid and binding obligation of U.S. Borrower and the Canadian Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        D.    The execution, delivery and performance by the U.S. Borrower and the Canadian Borrowers of this Amendment (i) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable Governmental Rule or the Organic Documents of U.S. Borrower and the Canadian Borrowers or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon U.S. Borrower or the Canadian Borrowers or either of their assets, or give rise to a right thereunder to require any payment to be made by U.S. Borrower or the Canadian Borrowers, and (iv) will not result in the creation or imposition of any Lien on any asset of U.S. Borrower or the Canadian Borrowers (other than Liens created under the Combined Loan Documents).

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        E.    No Default under the Combined Loan Documents has occurred and is continuing and the U.S. Borrower is in compliance with the financial covenant set forth in Article VI of the U.S. Credit Agreement.

        F.     No event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        IV.    Defined Terms.    Except as amended hereby, terms used herein when defined in the U.S. Credit Agreement shall have the same meanings herein unless the context otherwise requires.

        V.     Reaffirmation of Combined Credit Agreements.    This Amendment shall be deemed to be an amendment to the Combined Credit Agreements, and the Combined Credit Agreements, as amended hereby, are hereby ratified, approved and confirmed in each and every respect. All references to the Combined Credit Agreements herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Combined Credit Agreements as amended hereby.

        VI.   Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        VII. Severability of Provisions.    Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        VIII.  Counterparts.    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

        IX.   Headings.    Article and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

        X.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        XI.   No Oral Agreements. THIS AMENDMENT, THE COMBINED CREDIT AGREEMENTS, AS AMENDED HEREBY, AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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        IN WITNESS WHEREOF, the U.S. Borrower, the Canadian Borrower, the undersigned Combined Lenders, the Global Administrative Agent, and the other "agents" under the Combined Credit Agreements have executed this Amendment as of the date first above written.

U.S. BORROWER
FOREST OIL CORPORATION
By:	/s/ MICHAEL KENNEDY
Name:	Michael Kennedy
Title:	VP—Finance and Treasurer
CANADIAN BORROWER
CANADIAN FOREST OIL LTD.
By:	/s/ BLAINE WOFFORD
Name:	Blaine Wofford
Title:	Vice President

AGENTS AND COMBINED LENDERS
JPMORGAN CHASE BANK, N.A., as Global Administrative Agent and as a U.S. Lender
By:	/s/ RYAN FUESSEL
Name:	Ryan Fuessel
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Co-Global Syndication Agent and as a U.S. Lender
By:
Name:
Title:

CITIBANK, N.A., as a U.S. Lender
By:
Name:
Title:

BNP PARIBAS, as a Co-U.S. Documentation Agent and as a U.S. Lender
By:	/s/ BETSY JOCHER
Name:	Betsy Jocher
Title:	Director
By:	/s/ RICHARD HAWTHORNE
Name:	Richard Hawthorne
Title:	Director

BMO CAPITAL MARKETS FINANCING, INC., as a U.S. Lender
By:	/s/ JAMES V. DUCOTE
Name:	James V. Ducote
Title:	Director

CREDIT SUISSE, CAYMANS ISLANDS BRANCH, as a Co-U.S. Documentation Agent and as a U.S. Lender
By:	/s/ VANESSA GOMEZ
Name:	Vanessa Gomez
Title:	Director
By:	/s/ SHAHEEN MALIK
Name:	Shaheen Malik
Title:	Vice President

DEUTSCHE BANK SECURITIES INC., as a Co-U.S. Documentation Agent
By:	/s/ ROBERT M. WOOD, JR.
Name:	Robert M. Wood, Jr.
Title:	Director
By:	/s/ DAVID E. SISLER
Name:	David E. Sisler
Title:	Director
DEUTSCHE BANK AG NEW YORK BRANCH, as a U.S. Lender
By:	/s/ DUSAN LAZAROY
Name:	Dusan Lazaroy
Title:	Vice President
By:	/s/ VALERIE SHAPIRO
Name:	Valerie Shapiro
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender
By:	/s/ DARIA MAHONEY
Name:	Daria Mahoney
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Co-U.S. Documentation Agent and as a U.S. Lender
By:	/s/ DAVID MILLS
Name:	David Mills
Title:	Managing Director

FORTIS CAPITAL CORP., as a U.S. Lender
By:	/s/ DARRELL HOLLEY
Name:	Darrell Holley
Title:	Managing Director
By:	/s/ DAVID MONTGOMERY
Name:	David Montgomery
Title:	Director

BANK OF SCOTLAND, as a U.S. Lender
By:
Name:
Title:

ABN AMRO BANK N.V., as a U.S. Lender
By:	/s/ JIM MOYES
Name:	Jim Moyes
Title:	Managing Director
By:	/s/ TODD VAUBEL
Name:	Todd Vaubel
Title:	Vice President

UBS LOAN FINANCE LLC, as a U.S. Lender
By:	/s/ MARIE A. HADDAD
Name:	Marie A. Haddad
Title:	Associate Director Banking Products Services, US
By:	/s/ MARY E. EVANS
Name:	Mary E. Evans
Title:	Associate Director Banking Products Services, US

COMPASS BANK, as a U.S. Lender
By:	/s/ GREG DETERMANN
Name:	Greg Determann
Title:	Vice President

WELLS FARGO BANK, N.A., as a Co-U.S. Documentation Agent and as a U.S. Lender
By:	/s/ TIM GREEN
Name:	Tim Green
Title:	Vice President

MIZUHO CORPORATE BANK, LTD, as a U.S. Lender
By:	/s/ LEON MO
Name:	Leon Mo
Title:	Senior Vice President

TORONTO DOMINION (TEXAS) LLC, as a Co-Global Syndication Agent and as a U.S. Lender
By:	/s/ DEBBI L. BRITO
Name:	Debbi L. Brito
Title:	Authorized Signatory

BARCLAYS BANK PLC, as a U.S. Lender
By:	/s/ MARIA LUND
Name:	Maria Lund
Title:	Vice President

BANK OF OKLAHOMA, N.A., as a U.S. Lender
By:	/s/ MICHAEL M. LOGAN
Name:	Michael M. Logan
Title:	Senior Vice President

EXPORT DEVELOPMENT CANADA, as a U.S. Lender
By:	/s/ JANINE DOPSON
Name:	Janine Dopson
Title:	Loan Asset Manager
By:	/s/ SHAWN PUSICK
Name:	Shawn Pusick
Title:	Loan Portfolio Manager

GUARANTY BANK AND TRUST COMPANY, as a U.S. Lender
By:	/s/ GAIL J. NOFSINGER
Name:	Gail J. Nofsinger
Title:	Senior Vice President

UNION BANK OF CALIFORNIA, N.A., as a U.S. Lender
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent and as a Canadian Lender
By:	/s/ RYAN FUESSEL
Name:	Ryan Fuessel
Title:	Senior Vice President

BANK OF MONTREAL, as a Co-Canadian Documentation Agent and as a Canadian Lender
By:	/s/ JAMES V. DUCOTE
Name:	James V. Ducote
Title:	Director

THE TORONTO-DOMINION BANK, as a Canadian Lender
By:	/s/ DEBBI L. BRITO
Name:	Debbi L. Brito
Title:	Authorized Signatory

BANK OF AMERICA, N.A., CANADA BRANCH, as a Canadian Lender
By:
Name:
Title:

CITIBANK, N.A., CANADIAN BRANCH, as a Co-Canadian Documentation Agent and as a Canadian Lender
By:
Name:
Title:

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SECOND AMENDMENT TO SECOND AMENDED AND RESTATED COMBINED CREDIT AGREEMENTS